THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

Warrant to Subscribe for up to 25,000 shares

                      Warrant to Subscribe for Common Stock
                                       of
                           NETWORK IMAGING CORPORATION

     THIS CERTIFIES that Damon Testaverde ("Holder") has the right to subscribe from Network Imaging Corporation (the "Company"), not up to 25,000 fully paid and nonassessable shares of the Company's Common Stock $.0001 par value per share ("Common Stock"), at a price equal to the market price of the Company's Common Stock on the date that the Company borrows funds pursuant to the Loan Agreement dated as of December 31, 1996 by and between Network Imaging Corporation and Fred E. Kassner subject to adjustment as provided below (the "Exercise Price"), at any time on or before 5:00 pm, U.S. time, on December 31, 2000. The number of warrants Holder may subscribe to is as described in the Agreement for Services dated January 31, 1997 by and between the Company and Holder.

     The holder of this Warrant agrees with the Company that this Warrant is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

     1. Exercise.

     This Warrant may be exercised as to all or any lesser number of full shares of Common Stock covered hereby upon surrender of this Warrant, with the Subscription Form or a copy thereof attached hereto duly executed, together with the full Exercise Price (as hereinafter defined) in cash, by wire transfer or by certified or official bank check payable in New York Clearing House Funds for each share of Common Stock as to which this Warrant is exercised, at the office of the Company, Network Imaging Corporation, 500 Huntmar Park Drive, Herndon, Virginia 20170-5100, or at such other office or agency as the Company may designate in writing, by overnight mail, with an advance copy of the Subscription Form by facsimile (such surrender and payment hereinafter called the "Exercise of this Warrant"). The "Date of Exercise" of the Warrant shall be defined as the date that the advance copy of the Subscription Form is sent by facsimile to the Company, provided that the original Warrant and Subscription Form are received by the Company within five business days thereafter. The original Warrant and Subscription Form must be received within 5 business days of the Date of Exercise, or the Subscription Form shall be considered void. This Warrant shall be canceled upon its Exercise, and, as soon as practical thereafter, the holder hereof shall be entitled to receive a certificate or certificates for the number of shares of Common Stock purchased upon such Exercise and a new Warrant or Warrants (containing terms identical to this Warrant) representing any unexercised portion of this Warrant. Each person in whose name any certificate for shares of Common Stock is issued shall, for all purposes, be deemed to have become the holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of such certificate. Nothing in this Warrant shall be construed as conferring upon the holder hereof any rights as a shareholder of the Company.

     2. Payment of Warrant Exercise Price.

     Payment of the Exercise Price may be made by any of the following, or a combination thereof, at the election of the Holder:

          (i) cash, check or wire transfer; or

          (ii) surrender of this Warrant at the principal office of the Company together with notice of election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the formula:

                                    X = Y (A-B)/A

     where:

          X = the number of shares of Common Stock to be issued to Holder (not to exceed the number of shares set forth on the cover page of this Warrant, as adjusted pursuant to the provisions of Section 4 of this Warrant).

          Y = the number of shares of Common Stock for which Warrant is exercisable.

          A = the Market Price of one share of Common Stock (for purposes of this Section 2(ii), the "Market Price" shall be defined as the closing bid price of the Common Stock for the last trading day preceding the Date of Exercise of this Warrant, as reported by the National
          Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if the Common Stock is not traded on NASDAQ, the Closing Bid Price in the over-the-counter market; provided, however, that if the Common Stock is listed on a stock exchange, the Market Price shall be the closing price on such exchange.

          B = the Exercise Price.


     3. Transfer and Registration.

     Subject to the provisions of Section 7 of this Warrant, this Warrant may be transferred on the books of the Company, wholly or in part, in person or by attorney, upon surrender of this Warrant properly endorsed, with signature. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and the holder of this Warrant shall be entitled to receive a new Warrant or Warrants as to the portion hereof retained.

     Registration rights to this warrant shall attached after one (1) year from the date that shares are issued to Holder under this Warrant.

     4. Fractional Interests.

     No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, the holder hereof may purchase only a whole number of shares of Common Stock. The Company shall make a payment in cash in respect of any fractional shares which might otherwise be issuable upon Exercise of this Warrant, calculated by multiplying the fractional share amount by the closing price of the Company's Common Stock on the Date of Exercise as reported by the NASDAQ National Market or such other exchange on which the Company's Common Stock is principally quoted or traded on.

     5. Reservation of Shares.

     The Company shall at all times reserve for issuance such number of authorized and unissued share of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for Exercise of this Warrant. The Company covenants and agrees that upon Exercise of the Warrant, all shares of Common Stock issuable upon such Exercise shall be duly and validly issued, fully paid, nonassessable and not subject to preemptive rights of any shareholders.

     6. Restrictions on Transfer.

     This Warrant and the Common Stock issuable on Exercise hereof have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, pledges, hypothecated or otherwise disposed of in the absence of registration or the availability of an exemption from registration under said Act, and any share of Common Stock issued upon Exercise of this Warrant shall bear an appropriate legend to that effect.

     7. Benefits of this Warrant.

     Nothing in this Warrant shall be construed to confer upon any person other than the Company and the holder of this Warrant any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and the holder of this Warrant.

     8. Applicable Law.

     This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

     9. Loss of Warrant.

     Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     10. Notice to Company.

     Notices or demands pursuant to this Warrant to be given or made by the holder of this Warrant to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, Network Imaging Corporation, 500 Huntmar Park Drive, Herndon, Virginia 20170-5100, Attention: Chief Executive Officer.


     IN WITNESS WHEREOF, this Warrant is hereby executed effective as of the date set forth below.


Dated as of: December 31, 1996

                                   NETWORK IMAGING CORPORATION



                                   By: _______________________________
                                         James J. Leto
                                   Title: President and Chief Executive Officer